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                                                                    EXHIBIT 10.3


                          Foothill Capital Corporation
              11111 Santa Monica Boulevard, Suite 1500 Los Angeles,
               California 90025-3333 Tel (310) 453-7261 Fax (310)
                                    453-7420

                               As of May 24, 2002

Elliott Associates, L.P. 712 Fifth
Avenue, 36th Floor New York, NY  10019
Attention: Dan Gropper Fax No.:
212-974-2092

Grant Geophysical, Inc. 16850 Park
Row Houston, TX  77084
Attention: William H. Freeman Fax No.:
281-398-9996

                  Re:  Cash Collateral Account

Ladies and Gentlemen:

         Reference is made to that certain Loan and Security Agreement (as amended, the "Loan Agreement"), dated as of May 11, 1999, as amended, among Grant Geophysical, Inc. ("Borrower"), Elliott Associates, L.P. ("EALP"), as a Lender, and Foothill Capital Corporation ("Foothill"), as Agent (the "Agent") and a Lender (and, together with EALP, the "Lenders"), pursuant to which the Lenders agreed to extend credit to Borrower. To induce Foothill to increase the credit available to Borrower under the Loan Agreement, EALP, Borrower, and Foothill hereby agree as follows:

         1. Cash Collateral. To induce Foothill to make FCC Supplemental Loans (as defined in the Loan Agreement), EALP may, in its sole and absolute discretion, deliver to Foothill from time to time cash deposits (together with all payments of interest thereon as provided in section 2 hereof, the "Cash Collateral"). EALP hereby pledges, transfers and assigns to Agent, on behalf of the Lenders, and grants to Agent, on behalf of the Lenders, as additional security for the payment and performance of the Obligations of Borrower under the FCC Supplemental Loan (as such terms are defined in the Loan Agreement), a continuing security interest in and to: (i) the Cash Collateral and all of EALP's right, title and interest therein and to all cash, property or rights transferred to or deposited in accounts maintained with Foothill from time to time by EALP or on behalf of EALP, as additional collateral hereunder; and (ii) any and all proceeds of the foregoing. This pledge, assignment and grant of security interest shall secure payment of the Obligations of Borrower under the FCC Supplemental Loan and all other amounts payable by Borrower or EALP to Agent arising under the FCC Supplemental Loan. EALP represents and warrants that Agent's security interest in the Cash Collateral is a valid, first priority, perfected security interest in the Cash Collateral and EALP has not granted a security interest in or assigned any of its rights in the Cash Collateral to any other person or entity. EALP agrees that if an Event of Default under the Loan Agreement or any other Loan Document shall occur and be continuing, Agent may, after five (5) business days' prior written notice to EALP of the occurrence of such Event of Default, withdraw and apply all


Cash Collateral Account Agreement--Page 1


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collected funds from the Cash Collateral to the Obligations of Borrower under the FCC Supplemental Loan in such order, proportion and priority as Agent may determine in its sole discretion, without further consent of EALP or Borrower; provided, that Agent shall not withdraw such funds from the Cash Collateral (A) if such Event of Default is cured during the 5-Day Standstill Period (as defined in Section 9.3(b) of the Loan Agreement) or during the Standstill Period (as defined in Section 9.5(f) of the Loan Agreement), or (B) during the Standstill Period if, within the 5-Day Standstill Period, EALP shall notify Agent that EALP is exercising its Purchase Right (as defined in the Loan Agreement) in accordance with Section 9.5 of the Loan Agreement. Agent's right to withdraw and apply amounts in the Cash Collateral shall be in addition to all other rights and remedies provided to Agent under the Loan Agreement and the other Loan Documents and at law or in equity. EALP and Borrower agree that Foothill shall be entitled to commingle the Cash Collateral with Foothill's general or other funds and that the Cash Collateral is held as collateral for the Obligations of Borrower under the FCC Supplemental Loan and is not held by Agent in trust for EALP or Borrower or in a similar fiduciary capacity. Foothill shall have no obligation to invest the Cash Collateral.

         2. Interest on Cash Collateral. Foothill agrees to pay to EALP interest on the average daily balance of Cash Collateral at the per annum rate announced by Wells Fargo Bank, National Association, as its 90-day certificate of deposit rate and in effect on the date of the initial deposit hereunder (the rate to be adjusted automatically following each increase or decrease in such rate to the rate in effect on the first business day following each ninety-day period thereafter), which shall be payable monthly in arrears by depositing the amount payable into the Cash Collateral account and which amount shall then constitute additional Cash Collateral.

         3. Release of Cash Collateral. At any time and from time to time, but not more frequently than twice each month, to the extent that the aggregate amount in the Cash Collateral account exceeds the sum of (i) the unpaid balance of the FCC Supplemental Loan, plus (ii) interest to accrue on the FCC Supplemental Loan to the first day of the next month, plus (iii) $100,000 (such excess is hereafter called the "Excess Collateral"), EALP may request, in writing, that a sum not less than $100,000 and not in excess of the Excess Collateral shall be released to EALP and Agent shall, as soon as practicable thereafter, release such sum to EALP; provided that, such release shall not be made to the extent that Borrower has made a request for an FCC Supplemental Loan, that has been acknowledged by Elliott (in writing), and not yet funded. In addition, in the event that EALP purchases the Foothill Obligations (as defined in the Loan Agreement) in accordance with Section 9.5 of the Loan Agreement, then as soon as practicable following the execution of the Assignment and Acceptance (as defined in the Loan Agreement), the payment of the Purchase Price (as defined in the Loan Agreement), and delivery of any required Release Agreements and Indemnity (as each is defined in the Loan Agreement), Agent shall release all Cash Collateral to EALP, upon written request therefor, and transmit all monies held in the Cash Collateral account to an account designated by EALP to Agent, whereupon this letter agreement shall terminate and be of no further force or effect.

         4. General. This letter agreement shall be construed under and governed by the laws of the State of New York, and may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile shall be equally effective as delivery of a manually executed counterpart. No amendment hereof shall be effective without the consent of each of Foothill, EALP and Borrower. Headings in this agreement are for convenience of reference only and shall not be used to construe the agreement. Time is of the essence. This letter agreement is binding upon, and inures to the benefit of, the parties hereto, their successors and assigns.


Cash Collateral Account Agreement--Page 2

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                                            Very truly yours,

                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation


                                            By: /s/ VICTOR BARWIG
                                               ------------------------------
                                            Title:  Sr. Vice President
                                                   --------------------------


Read, accepted and agreed to
as of the date first above written:

Elliott Associates, L.P.
By: Elliott Capital Advisors, L.P.,
    as general partner
By: Braxton Associates, Inc.,
    as general partner

By: /s/ ELLIOT GREENBERG
    --------------------------------
Name:   Elliot Greenberg
    --------------------------------
Title: Vice President
      ------------------------------


GRANT GEOPHYSICAL, INC.,
a Delaware corporation


By: /s/ RICHARD F. MILES
    --------------------------------
Name:   Richard F. Miles
      ------------------------------
Title:  President & CEO
       -----------------------------



Cash Collateral Account Agreement--Page 3